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                                                                     Exhibit 8.2


               [FORM OF OPINION OF MORRIS, MANNING & MARTIN, L.L.P.]



                                  May __, 2000

Harbinger Corporation
1277 Lenox Park Boulevard
Atlanta, Georgia 30319

Ladies and Gentlemen:

         We have acted as counsel to Harbinger Corporation, a Georgia corporation ("Company"), in connection with the proposed merger (the "Merger") among Peregrine Systems, Inc., a Delaware corporation ("Parent"), Soda Acquisition Corporation, a Delaware corporation and a direct, wholly-owned, transitory merger subsidiary of Parent ("Merger Sub"), and Company pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 5, 2000 (the "Merger Agreement"). The Merger is described in the Registration Statement of Parent on Form S-4 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the joint proxy statement and prospectus of Company and Parent (the "Proxy Statement/Prospectus"). This preliminary opinion letter is rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

         In connection with rendering this preliminary opinion letter, we have reviewed the Merger Agreement, the Proxy Statement/Prospectus, and such other materials as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed: (i) that the Merger will be consummated in accordance with the provisions of the Merger Agreement and as contemplated by the Proxy Statement/Prospectus; and (ii) the truth and accuracy, on the date of the Merger Agreement and on the date hereof, of the representations and warranties made by Company, Parent, and Merger Sub in the Merger Agreement.

         Furthermore, we have not obtained written certificates from representatives of Parent and Company to verify certain relevant facts that have been represented to us or that we have assumed in rendering this preliminary opinion letter. We contemplate, however, that we will obtain such written certificates as we deem appropriate from such representatives before rendering our final opinion letter on the matters discussed herein prior to the Effective Time. We expect that our final opinion letter with regard to these matters will be dated as of the Effective Time and will be in substantially the same form as this preliminary opinion letter.


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May __, 2000
Page 2


         Based upon and subject to the foregoing, it is our opinion that the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Considerations of the Merger," subject to the limitations and qualifications described therein, sets forth the material United States federal income tax considerations generally applicable to the Merger. Because this preliminary opinion letter is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the federal income tax consequences of the Merger or that contrary positions will not be asserted by the Internal Revenue Service.

         This opinion letter is being furnished solely in connection with the Registration Statement. You may rely upon and refer to this opinion letter in the Proxy Statement/Prospectus. Any variation or difference in any fact from those set forth or assumed either herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

         We hereby consent to the use of our name under the caption "Material United States Federal Income Tax Considerations of the Merger" in the Proxy Statement/Prospectus and to the filing of this preliminary opinion letter as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         MORRIS, MANNING & MARTIN, LLP



                                         By:
                                            ------------------------------------
                                               Cassady V. Brewer, A Partner